Exhibit 23.2




                         Consent of Independent Auditors


The Board of Directors
Dynex Securities Corporation:


We consent to incorporation by reference in the Registration Statement No. 33-84846 of Dynex Securities Corporation on Form S-3 of our report dated March 24, 1998 relating to the balance sheet of Dynex Securities Corporation as of December 31, 1997, which report appears in the December 31, 1998 Form 10-K of Dynex Securities Corporation.


KPMG LLP




Richmond, Virginia
March 31, 1999